UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)                                                May 26, 2010

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina		27104
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number:  (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Company was held on May 26, 2010.

(b)
There were a total of 16,818,125 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 9,267,093 shares of common stock, or 55.1% of the shares outstanding, were represented in person or by proxy, therefore a quorum was present.  The following proposals were submitted by the Board of Directors to a vote of shareholders:

Proposal 1:	Election of directors. The following individuals were elected as directors for three year terms:

Nominee	For	Withheld	Abstain	Broker Non-Vote
Matthew G. Gallins	8,753,789	-	513,304	-
Beverly Hubbard Godfrey	8,534,424	-	731,169	-
William G. Ward, Sr., M.D.	7,894,097	-	1,371,573	-

Based on the votes set forth above, Gallins, Godfrey and Ward were duly elected to serve as directors of the Company for a three year term expiring at the Annual Meeting of shareholders in 2013 and until their respective successors have been duly elected and qualified.

The terms of Directors F. Scott Bauer, Edward T. Brown, James G. Chrysson, James O. Frye, Lynn L. Lane, H. Lee Merritt, Jr., Stephen L. Robertson and W. Samuel Smoak continued.

Proposal 2:	Advisory (non-binding) approval of the compensation of the Company’s named executive officers. This proposal received the following votes.

For	Withheld	Abstain	Broker Non-Vote
7,415,358	1,555,742	295,671	-

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved by shareholders.

Proposal 3:	Stockholder Proposal to Eliminate Staggered Director Terms and require that all directors stand for election annually. This proposal received the following votes:

For	Withheld	Abstain	Broker Non-Vote
2,825,534	6,174,144	267,093	-

Based on the votes set forth above, the stockholder proposal was not approved by shareholders.

(c)	None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

May 28, 2010	By:	/s/ James Hastings
Name: James Hastings
Title: Executive Vice President and Chief Financial Officer